UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2013

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  On March 27, 2013, PartnerRe Ltd. (the “Company”) announced that Laurie Desmet has been appointed to the Company’s executive management committee effective April 1, 2013. Ms. Desmet will serve as Executive Vice President and Chief Operations Officer, Group and will have executive responsibility of PartnerRe’s operations support worldwide.

Ms. Desmet, age 50, has more than 28 years of experience, both in public accounting and the re/insurance industry. She joined the Company in 2004 as Chief Accounting Officer, Group and was appointed Chief Operations Officer of the Company’s Global operations in 2010. Prior to joining PartnerRe, Ms. Desmet worked for Converium as Chief Accounting Officer and Ernst & Young as Senior Manager.

Ms. Desmet entered into an employment agreement with the Company effective as of April 1, 2013. Pursuant to the employment agreement, Ms. Desmet shall perform such duties and exercise such supervision and powers over and with regard to the business of the Company as are consistent with the positions as Executive Vice President and Chief Operations Officer, Group of the Company and such other reasonable duties and services consistent with such positions with a multi-national reinsurance company and as may be prescribed from time to time by the Chief Executive Officer of the Company. Ms. Desmet shall report directly to the Chief Executive Officer of the Company. Ms. Desmet shall generally perform her duties in Greenwich, Connecticut except for reasonably necessary business travel.

Ms. Desmet’s compensation consists of US$530,000 annual base salary, as well as annual incentive compensation and equity awards as determined by the Compensation Committee of the Board of Directors of the Company in accordance with the Company’s guidelines and plans. Ms. Desmet’s target annual incentive is 100% of her base salary. Upon promotion, Ms. Desmet will receive a grant of 3,000 restricted stock units.

Ms. Desmet’s employment will be terminated upon her death, disability or retirement, or by her with Good Reason (as defined in the employment agreement) at any time or without Good Reason by providing twelve months’ written notice, or by the Company with Cause (as defined in the employment agreement) at any time or without Cause by providing twelve months’ written notice. Upon termination of her employment under specified circumstances, Ms. Desmet will be entitled to specified termination-related compensation and benefits.  The terms of the Company’s Change in Control Policy, as amended from time to time, will apply to Ms. Desmet.

The employment agreement also contains indemnification, non-compete, non-disclosure and other provisions.

This summary is qualified in its entirety by the terms and conditions set forth in the employment agreement that is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between PartnerRe Ltd. and Laurie Desmet, dated as of March 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	April 2, 2013	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Chief Legal Counsel

Index to Exhibits

Exhibit No.	Description
10.1	Employment Agreement between PartnerRe Ltd. and Laurie Desmet, dated as of March 27, 2013.